UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
December 5, 2007
Date of report (Date of earliest event reported)
IMAX Corporation
(Exact Name of Registrant as Specified in Its Charter)

Canada	0-24216	98-0140269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1
              (Address of Principal Executive Offices)            (Postal Code)
(905) 403-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.
IMAX Corporation (the “Company”) amended its existing loan facility with Wachovia Capital Finance Corporation (Canada) (formerly, Congress Financial Corporation (Canada)) by way of an amending agreement effective December 5, 2007. The amending agreement reduces the EBITDA Requirement from $15 million to $12.5 million for the quarter ended December 31, 2007, and from $20 million to $12.5 million for the three quarters ended March 31, 2008, June 30, 2008 and September 30, 2008. The amending agreement also modifies the Company’s excess availability requirement from $2.5 million to $5 million and provides that the minimum cash and excess credit availability the Company must maintain be not less than $15.0 million.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation (Registrant)
Date: December 11, 2007	By:	"Robert D. Lister"
		Name:	Robert D. Lister
Executive Vice President, Business & Legal Affairs and General Counsel

	By:	"G. Mary Ruby"
		Name:	G. Mary Ruby
Senior Vice President, Legal Affairs and Corporate Secretary